EXHIBIT 21

		      SUBSIDIARIES OF THE REGISTRANT

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				EXHIBIT 21

		      SUBSIDIARIES OF THE REGISTRANT


The following is a list of subsidiaries of the Company at December 31, 1996 and all are included in the Company's consolidated financial statements:


					  Jurisdiction        Percentage of
					       of          Voting Securities
Subsidiary (1)(2)                         Incorporation         Owned
					  _____________    _________________

Britton & Koontz First National Bank       Federal Law           100%



							   NOTES


(1)     The Subsidiary is included in the consolidated financial statements.
(2)     The Subsidiary conducts business under its own name.